Exhibit 99

         Viacom Is Exploring The Division Of Its Business Into Separate
                            Publicly-Traded Companies

NEW YORK, N.Y., March 16, 2005 -- Sumner M. Redstone, Chairman and Chief Executive Officer of Viacom Inc., (NYSE: VIA and VIAB) announced today that he has been exploring with the Company's Board of Directors the possible division of its businesses into separate publicly-traded companies. Mr. Redstone said that Viacom's Board authorized the Company to explore the separation as a means to achieve important corporate objectives and to better deliver value to shareholders in a tax-efficient manner. The Company expects to announce further details regarding the possible separation in the second quarter of 2005.

Mr. Redstone said, "Viacom has an outstanding stable of assets with leadership positions and excellent future prospects and I have for several months been considering various alternatives to maximize our business opportunities in a way that would best serve our shareholders. It is clear that, despite our success in operating our businesses for maximum return, Viacom's businesses have inherently different growth characteristics and investment attributes that appeal to different types of investors. Furthermore, it has also become clear that this important distinction is likely to continue to limit Viacom's ability to receive full value for its assets and its prospects in the investment community.

"We believe that a separation of our businesses into distinct and strong operating entities would allow us to optimize our capital structure and create unique investments that are more appealing to investors with different objectives," Mr. Redstone added. "Separately, these new publicly-traded entities could each pursue strategic paths that would maximize their long-term potential. The separation could highlight high-growth businesses, such as our MTV Networks, which would be operated by Tom Freston, and could give us added flexibility to pursue internal growth and to enhance these operations through the creation of an attractive high-multiple currency that could be used for accretive acquisitions. Additionally, we believe the separation is likely to allow us to deliver greater value to our shareholders through a company operated by Les Moonves that would combine our leading CBS broadcast television businesses with our growing outdoor business and our high free cash flow operations, such as radio. This group of assets would also have the potential to participate in a program of stock buybacks and increased dividends.

"The transaction would further the logical and orderly succession process that we put in place and would allow Viacom and its shareholders to take full advantage of the skills and experience of our deep management. The transaction should also enable us to retain the best people for each business and would provide incentives for the creation of shareholder value that are more closely tied to the businesses they run."

Viacom is a leading global media company, with preeminent positions in broadcast and cable television, radio, outdoor advertising, and online. With programming that appeals to audiences in every demographic category across virtually all media, the company is a leader in the creation, promotion, and distribution of entertainment, news, sports, music, and comedy. Viacom's well-

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known brands include CBS, MTV, Nickelodeon, Nick at Nite, VH1, BET, Paramount
Pictures, Infinity Broadcasting, Viacom Outdoor, UPN, TV Land, Comedy Central,
CMT: Country Music Television, King World, Spike TV, Showtime, and Simon & Schuster. More information about Viacom and its businesses is available at www.viacom.com.

Cautionary Statement Concerning Forward-looking Statements
This news release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. The forward-looking statements included in this document are made only as of the date of this document, and, under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.


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